UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2010

Date of Report: (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

(a)           The Company received notice on October 29, 2010 from The Nasdaq Stock Market (“Nasdaq”) of the Company’s non-compliance with Nasdaq’s majority independent director and audit committee requirements as set forth in Listing Rule 5605 (the “Notice”).  Following the resignation on October 26, 2010 of one independent member of the Board of Directors (the “Board”) of the Company who was also an independent member of the Audit Committee, the Board is currently lacking one independent member and one independent member of its Audit Committee; both positions can be held by one qualified person. The Notice further provides that consistent with Listing Rule 5605(b)(1)(A), Nasdaq will provide the Company with a cure period within which to regain compliance; the cure period shall end on the earlier of October 27, 2011, or the date of the Company’s next annual shareholders’ meeting.  The Company’s Nominating Committee is currently interviewing suitable nominees and expects to present possible nominees to the Board of Directors within a reasonable time.

(b)           The Company notified Nasdaq of the items of non-compliance referred to in (a), above, on October 27, 2010.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Gregg W. Robertson submitted his resignation as a director of the Company on October 26, 2010.  He had served as Chairman of the Board, as a member and “financial expert” on the Audit Committee, as a member of the Compensation Committee and as a member of the Finance Committee.

Item 9.01 Financial Statements and Exhibits

(d)           The following items are filed as exhibits to this report:

99.1                        News release dated October 27, 2010 and headed “Cyanotech Chairman Gregg Robertson Resigns.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: November 1, 2010	/s/ Deanna Spooner
	By:	Deanna Spooner
Chief Financial Officer, and Vice President - Finance and Administration

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release dated October 27, 2010 and headed: “Cyanotech Chairman Gregg Robertson Resigns.”